Exhibit 99.1

News Release

Mercury Systems Reports Fourth Quarter and Fiscal 2018 Results;
Announces Acquisition of Germane Systems for $45 million

Fourth Quarter Highlights Include:
Record revenue increased 32% over prior year
Record operating cash flow of $26 million and free cash flow of $22 million
Book-to-bill ratio of 1.12 yields record bookings and backlog
Revenue, adjusted EBITDA and adjusted EPS exceed consensus estimates

ANDOVER, Mass. July 31, 2018 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for its fiscal 2018 fourth quarter and year ended June 30, 2018. The Company also announced the acquisition of Germane Systems for $45 million.
Management Comments
“The business performed extremely well in the fourth quarter of fiscal 2018,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “We delivered very strong financial performance with bookings, backlog, revenue, adjusted EBITDA, operating and free cash flow all reaching record levels. In addition, we are pleased to announce the acquisition of Germane Systems which, coupled with the Themis Computer acquisition, creates a $100+ million C2I rugged server business. We continue to execute against our strategy to increase top line growth organically and through acquisitions as well as achieve financial synergies through insourced manufacturing and thoughtful integration of acquired businesses.”

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2018 Results, Page 2

Fourth Quarter Fiscal 2018 Results
Total Company fourth quarter fiscal 2018 revenues were $152.9 million, compared to $115.6 million in the fourth quarter of fiscal 2017. The fourth quarter fiscal 2018 results included an aggregate of approximately $18.5 million of revenue attributable to the Richland Technologies and Themis Computer acquired businesses.
Total Company GAAP net income for the fourth quarter of fiscal 2018 was $10.1 million or $0.21 per share, compared to $8.8 million, or $0.19 per share, for the fourth quarter of fiscal 2017. Adjusted earnings per share (“adjusted EPS”) was $0.47 per share for the fourth quarter of fiscal 2018, compared to $0.32 per share in the fourth quarter of fiscal 2017.
Fourth quarter fiscal 2018 adjusted EBITDA for the total Company was $37.7 million, compared to $27.8 million for the fourth quarter of fiscal 2017.
Cash flows from operating activities in the fourth quarter of fiscal 2018 were a net inflow of $25.6 million, compared to a net inflow of $9.7 million in the fourth quarter of fiscal 2017. Free cash flow, defined as cash flows from operating activities less capital expenditures, was a net inflow of $21.6 million in the fourth quarter of fiscal 2018, compared to a net inflow of $3.7 million in the fourth quarter of fiscal 2017.
All per share information is presented on a fully diluted basis.
Full Year Fiscal 2018 Results
Full year fiscal 2018 total Company revenues were $493.2 million, compared to $408.6 million for full year fiscal 2017. The fiscal 2018 revenue includes organic revenue of $433.4 million, an increase of 7% from fiscal 2017. Organic revenue represents total company revenue excluding net revenue from acquisitions for the first four full quarters since the entities’ acquisition date (which excludes any intercompany transactions). After the completion of four fiscal quarters, acquired businesses are treated as organic for current and comparable historical periods.
Total GAAP net income for fiscal 2018 was $40.9 million, or $0.86 per share, compared to GAAP net income of $24.9 million, or $0.58 per share, for the prior year. Adjusted EPS was $1.42 per share for fiscal 2018, compared to $1.15 per share in fiscal 2017.
Fiscal 2018 adjusted EBITDA for the total Company was $115.4 million, compared to $93.9 million in fiscal 2017.

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Mercury Reports Fourth Quarter and Fiscal 2018 Results, Page 3

Cash flows from operating activities for fiscal 2018 were a net inflow of $43.3 million, compared to a net inflow of $59.1 million for fiscal 2017. Free cash flow was a net inflow of $28.2 million in fiscal 2018, compared to a net inflow of $26.3 million in fiscal 2017.
Bookings and Backlog
Total bookings for the fourth quarter of fiscal 2018 were $171.7 million, yielding a book-to-bill ratio of 1.12 for the quarter. Total bookings for all of fiscal 2018 were $563.5 million, yielding a book-to-bill ratio of 1.14 for the full year.
Mercury’s total backlog at June 30, 2018 was $447.1 million, a $90.1 million increase from a year ago. Of the June 30, 2018 total backlog, $328.5 million represents orders expected to be shipped within the next 12 months.
Acquisition of Germane Systems
The Company also announced the acquisition of Germane Systems, LC ("Germane"). Based in Chantilly, VA, Germane is an industry leader in the design, development and manufacturing of rugged servers, computers and storage systems for command, control and information ("C2I") applications. Their quality solutions are used in harsh environments serving critical U.S. and international defense programs. Mercury acquired Germane for an all cash purchase price of $45 million, subject to net working capital and net debt adjustments. The acquisition and associated transaction expenses were funded through Mercury’s existing revolving credit facility. The acquisition is expected to be accretive to fiscal 2019 adjusted EPS.
"The combination of Germane with the previously acquired Themis Computer will enhance Mercury’s market penetration in the C4I market and provide additional capabilities for our customers. Germane is a strong, progressive business with an outstanding team, and we’re pleased to welcome them to the Mercury family,” Aslett concluded.

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Mercury Reports Fourth Quarter and Fiscal 2018 Results, Page 4

Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2019. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in the Fourth Quarter and Fiscal 2018 Earnings Release Presentation and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance.
For the first quarter of fiscal 2019, inclusive of the acquisition of Germane Systems, revenues are forecasted to be in the range of $135 million to $141 million. GAAP net income for the first quarter is expected to be approximately $4.9 million to $7.0 million, or $0.10 to $0.15 per share, assuming no restructuring, acquisition, or non-recurring financing related expenses in the period, an effective tax rate of approximately 27%, excluding discrete items, and approximately 47.8 million weighted average diluted shares outstanding. Adjusted EBITDA for the first quarter of fiscal 2019 is expected to be in the range of $27.0 million to $30.0 million. Adjusted EPS is expected to be in the range of $0.32 to $0.36 per share.
For the full fiscal year 2019, inclusive of the acquisition of Germane Systems, we currently expect revenue of $602.0 million to $624.0 million, and GAAP net income of $36.1 million to $44.5 million, or $0.75 to $0.93 per share, assuming no restructuring, acquisition, or non-recurring financing related expenses in the period, an effective tax rate of approximately 27%, excluding discrete items, and approximately 47.9 million weighted average diluted shares outstanding. Adjusted EBITDA for the full fiscal year is expected to be approximately $130.5 million to $142.0 million, and adjusted EPS for the full fiscal year is expected to be approximately $1.58 to $1.76 per share.
Recent Highlights
June - Mercury Systems announced it received $5.9 million in orders from a leading defense prime contractor for the development of small form factor electronic warfare (EW) modules for a defense application. The orders were booked in the Company’s fiscal 2018 fourth quarter.

June - Mercury announced it received the 2018 Premier Supplier Excellence Award from Raytheon. This prestigious award recognizes the Company for demonstrating premier achievement in the area of partnership and for its operational excellence delivering advanced microelectronic solutions in support of Raytheon’s business needs.

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Mercury Reports Fourth Quarter and Fiscal 2018 Results, Page 5

June - Mercury announced that it received $3.2 million in follow-on orders from a leading defense prime contractor for custom-engineered digital microelectronics for a precision guided munitions application. The orders were booked in the Company’s fiscal 2018 fourth quarter and are expected to be shipped over the next several quarters.

June - Mercury announced it received a $2.1 million follow-on order for size, weight and power (SWaP)-optimized modules with pre-integrated, custom-engineered signal processing techniques from a leading aerospace and defense company. This order provides continuing support of engineering and manufacturing development (EMD) efforts for a lifecycle extension to a successful legacy electronic warfare system. The order was booked in the Company’s fiscal 2018 fourth quarter and is expected to be shipped over the next several quarters.

June - Mercury announced the expansion of its secure command, control and intelligence (C2I) and artificial intelligence (AI) processing solutions with configurations that feature up to four times as much system memory as previous generations. Mercury’s rugged, pre-engineered processing building blocks are available as 3U and 6U OpenVPX™ and AdvancedTCA® EnsembleSeries™ processing blades and rugged EnterpriseSeries™ rackmount ATX servers.

May - Mercury announced it received the 4-star Supplier Excellence Award from Raytheon’s Integrated Defense Systems business unit. This prominent award recognizes the Company’s facility in Oxnard, CA for operational excellence while delivering precision-engineered radio frequency (RF) and microwave solutions in support of Raytheon’s business objectives.

May - Mercury announced the EnsembleSeries DCM6111 6U VPX digital transceiver, the latest addition to its portfolio of digital processing solutions. The new transceiver seamlessly incorporates the Company’s BuiltSECURE™ technology, thereby enabling security architects to rapidly develop and deploy highly customized system security engineering (SSE) to detect and mitigate adversarial attacks.

May - Mercury announced it received a $2.4 million order from a leading defense prime contractor to provide radar subsystems and related digital processing technologies for a missile defense application. The order was booked in the Company’s fiscal 2018 third quarter.

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Mercury Reports Fourth Quarter and Fiscal 2018 Results, Page 6

May - Mercury announced it received a $3.8 million order from a leading electronics manufacturing services provider for millimeter wave transceiver subsystems integrated into a homeland security high-resolution imaging system. The order was booked in the Company’s fiscal 2018 third quarter and is expected to be shipped over the next several quarters.

May - Mercury announced it received a $10.8 million order from a leading defense prime contractor for rugged servers to be used in a military communications application. The order was booked in the Company's fiscal 2018 third quarter.

May - Mercury announced the beginning of customer engagements for its new TRRUST-Stor® secure solid state drive (SSD) optimized for embedded computing applications in forward-deployed defense environments. Available in host-accessible capacities up to 256 GB, the new device features triple-level cell (TLC) NAND flash memory operating in single-level cell (SLC) mode combined with advanced BuiltSECURE algorithms in a ruggedized, ultra-compact 22mm x 32mm ball-grid array (BGA) package.

April - Mercury and Green Hills Software® announced a close collaboration that has revolutionized the capabilities, performance and safety of next-generation flight display systems using multicore processor architectures. Mercury’s BuiltSAFE™ hardware and software portfolio delivers industry-leading SWaP for avionics computers and display systems, with a particular emphasis on mission systems, enhanced vision systems (EVS) and synthetic vision (SVS) systems for degraded visual environments (DVE).

April - Mercury announced it received a $16.1 million follow-on order from a leading defense prime contractor for integrated RF and digital subsystems for an advanced naval electronic support application. The order was booked late in the Company’s fiscal 2018 third quarter. Approximately half of the order has already been shipped in the Company's fiscal 2018 fourth quarter, and the balance is expected to be shipped over the next several quarters.

April - Mercury announced it received a $4.8 million order from a leading defense prime contractor for high-performance digital signal processing modules for an unmanned airborne synthetic aperture

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Mercury Reports Fourth Quarter and Fiscal 2018 Results, Page 7

radar (SAR) application. The order was booked in the Company's fiscal 2018 third quarter and is expected to be shipped over the next several quarters.

April - Mercury announced it received a $5.7 million follow-on order from a leading defense prime contractor for ultra-compact, high-speed memory devices featuring BuiltSECURE technology. The devices will be integrated into the advanced electronically scanned array (AESA) radar system of a tactical airborne platform. The order was booked in the Company’s fiscal 2018 third quarter and is expected to be shipped over the next several quarters.

April - Mercury announced that it recently received Aerospace Standard 9100D (AS9100D) certification for its facilities located in Huntsville, AL, Cypress and Oxnard, CA, West Lafayette, IN, and Geneva, Switzerland. These recent certifications add to the existing AS9100C and/or ISO 9001 certifications the Company currently holds at its other sites.

Conference Call Information
Mercury will host a conference call and simultaneous webcast on Tuesday, July 31, 2018, at 5:00 p.m. ET to discuss the fourth quarter fiscal 2018 results and review its financial and business outlook going forward.
To join the conference call, dial (877) 303-6977 in the USA and Canada, or (760) 298-5079 in all other countries. Please call five to ten minutes prior to the scheduled start time. The live audio webcast as well as the Company's earnings presentation that will be discussed on the call can be accessed from the 'Events and Presentations' page of Mercury's website at www.mrcy.com/investor.
A replay of the webcast will be available two hours after the call and archived on the same web page for six months.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”), and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand

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Mercury Reports Fourth Quarter and Fiscal 2018 Results, Page 8

its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
Mercury Systems - Innovation That Matters™
Mercury Systems (NASDAQ:MRCY) is a leading commercial provider of secure sensor and mission processing subsystems. Optimized for customer and mission success, Mercury’s solutions power a wide variety of critical defense and intelligence programs. Headquartered in Andover, Mass., Mercury is pioneering a next-generation defense electronics business model specifically designed to meet the industry’s current and emerging technology needs. To learn more, visit www.mrcy.com.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2018 Results, Page 9

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisition described herein and to fiscal 2019 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2017. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Michael D. Ruppert, CFO
Mercury Systems, Inc.
978-967-1990

Mercury Systems, Innovation That Matters, Ensemble Series, EnterpriseSeries, BuiltSAFE and BuiltSECURE are trademarks and TRRUST-Stor is a registered trademark of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2018 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	June 30,	June 30,
	2018	2017

Assets
Current assets:
Cash and cash equivalents	$66,521	$41,637
Accounts receivable, net	104,040	76,341
Unbilled receivables and costs in excess of billings	39,774	37,332
Inventory	108,585	81,071
Prepaid income taxes	3,761	1,434
Prepaid expenses and other current assets	9,062	8,381
Total current assets	331,743	246,196

Property and equipment, net	50,980	51,643
Goodwill	497,442	380,846
Intangible assets, net	177,904	129,037
Other non-current assets	6,411	8,023
Total assets	$1,064,480	$815,745

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$21,323	$27,485
Accrued expenses	16,386	20,594
Accrued compensation	21,375	18,406
Deferred revenues and customer advances	12,596	6,360
Total current liabilities	71,680	72,845

Deferred income taxes	13,635	4,856
Income taxes payable	998	855
Long-term debt	195,000	—
Other non-current liabilities	11,276	11,772
Total liabilities	292,589	90,328

Shareholders’ equity:
Common stock	469	463
Additional paid-in capital	590,163	584,795
Retained earnings	179,968	139,085
Accumulated other comprehensive income	1,291	1,074
Total shareholders’ equity	771,891	725,417
Total liabilities and shareholders’ equity	$1,064,480	$815,745

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2018 Results, Page 11

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Three Months Ended		Twelve months ended
	June 30,		June 30,
	2018	2017	2018	2017
Net revenues	$152,867	$115,608	$493,184	$408,588
Cost of revenues (1)	84,609	61,681	267,326	217,045
Gross margin	68,258	53,927	225,858	191,543

Operating expenses:
Selling, general and administrative (1)	25,437	20,398	88,365	76,491
Research and development (1)	14,857	13,894	58,807	54,086
Amortization of intangible assets	7,436	5,458	26,004	19,680
Restructuring and other charges	1,367	1,127	3,159	1,952
Acquisition costs and other related expenses	273	42	2,538	1,931
Total operating expenses	49,370	40,919	178,873	154,140

Income from operations	18,888	13,008	46,985	37,403

Interest income	18	275	32	462
Interest expense	(1,749)	(1,955)	(2,850)	(7,568)
Other (expense) income, net	(529)	(21)	(1,594)	771

Income before income taxes	16,628	11,307	42,573	31,068
Tax provision	6,527	2,503	1,690	6,193
Net income	$10,101	$8,804	$40,883	$24,875

Basic net earnings per share:	$0.22	$0.19	$0.88	$0.59

Diluted net earnings per share:	$0.21	$0.19	$0.86	$0.58

Weighted-average shares outstanding:
Basic	46,873	46,211	46,719	41,986
Diluted	47,521	47,472	47,471	43,018

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$138	$158	$502	$531
Selling, general and administrative	$3,653	$3,364	$14,828	$13,212
Research and development	$478	$379	$1,984	$1,598

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Mercury Reports Fourth Quarter and Fiscal 2018 Results, Page 12

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended		Twelve months ended
	June 30,		June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income	$10,101	$8,804	$40,883	$24,875
Depreciation and amortization	11,957	9,130	42,277	32,269
Other non-cash items, net	5,147	2,128	13,953	8,684
Changes in operating assets and liabilities	(1,564)	(10,326)	(53,792)	(6,682)

Net cash provided by operating activities	25,641	9,736	43,321	59,146

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(40,846)	(185,396)	(77,757)
Purchases of property and equipment	(4,039)	(6,055)	(15,106)	(32,844)
Other investing activities	—	—	(375)	(486)

Net cash used in investing activities	(4,039)	(46,901)	(200,877)	(111,087)

Cash flows from financing activities:
Proceeds from employee stock plans	1,396	2,067	3,445	4,970
Payments under credit facilities	—	(192,500)	(15,000)	(200,000)
Borrowings under credit facilities	—	—	210,000	—
Payments of deferred financing and offering costs	—	(591)	—	(591)
Payments for retirement of common stock	(390)	(1,084)	(15,508)	(8,766)
Proceeds from equity offering, net	—	(7)	—	215,725

Net cash provided by (used in) financing activities	1,006	(192,115)	182,937	11,338

Effect of exchange rate changes on cash and cash equivalents	(304)	679	(497)	549

Net increase (decrease) in cash and cash equivalents	22,304	(228,601)	24,884	(40,054)

Cash and cash equivalents at beginning of period	44,217	270,238	41,637	81,691

Cash and cash equivalents at end of period	$66,521	$41,637	$66,521	$41,637

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Mercury Reports Fourth Quarter and Fiscal 2018 Results, Page 13

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

Acquisition and financing costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. Although we may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facilities. The Company also incurs non-cash financing expenses associated with obtaining its credit facilities. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

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Mercury Reports Fourth Quarter and Fiscal 2018 Results, Page 14

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company's business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

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Mercury Reports Fourth Quarter and Fiscal 2018 Results, Page 15

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended		Twelve months ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income	$10,101	$8,804	$40,883	$24,875
Interest expense, net	1,731	1,680	2,818	7,106
Income taxes	6,527	2,503	1,690	6,193
Depreciation	4,521	3,672	16,273	12,589
Amortization of intangible assets	7,436	5,458	26,004	19,680
Restructuring and other charges	1,367	1,127	3,159	1,952
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	799	153	4,928	2,389
Fair value adjustments from purchase accounting	860	462	1,992	3,679
Litigation and settlement expense (income), net	—	17	—	117
Stock-based and other non-cash compensation expense	4,309	3,901	17,615	15,341
Adjusted EBITDA	$37,651	$27,777	$115,362	$93,921

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended		Twelve months ended
	June 30,		June 30,
	2018	2017	2018	2017
Cash flows from operations	$25,641	$9,736	$43,321	$59,146
Capital expenditures	(4,039)	(6,055)	(15,106)	(32,844)
Free cash flow	$21,602	$3,681	$28,215	$26,302

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2018 Results, Page 16

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share ("adjusted EPS") are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with our peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision (1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ended June 30,
	2018		2017
Net income and earnings per share	$10,101	$0.21	$8,804	$0.19
Amortization of intangible assets	7,436		5,458
Restructuring and other charges	1,367		1,127
Impairment of long-lived assets	—		—
Acquisition and financing costs	799		153
Fair value adjustments from purchase accounting	860		462
Litigation and settlement expense (income), net	—		17
Stock-based and other non-cash compensation expense	4,309		3,901
Impact to income taxes (1)	(2,621)		(4,500)
Adjusted income and adjusted earnings per share	$22,251	$0.47	$15,422	$0.32

Diluted weighted-average shares outstanding:		47,521		47,472

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2018 Results, Page 17

	Twelve Months Ended June 30,
	2018		2017
Net income and earnings per share	$40,883	$0.86	$24,875	$0.58
Amortization of intangible assets	26,004		19,680
Restructuring and other charges	3,159		1,952
Impairment of long-lived assets	—		—
Acquisition and financing costs	4,928		2,389
Fair value adjustments from purchase accounting	1,992		3,679
Litigation and settlement expense (income), net	—		117
Stock-based and other non-cash compensation expense	17,615		15,341
Impact to income taxes (1)	(27,269)		(18,602)
Adjusted income and adjusted earnings per share	$67,312	$1.42	$49,431	$1.15

Diluted weighted-average shares outstanding:		47,471		43,018

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2018 Results, Page 18

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending September 30, 2018
Year Ending June 30, 2019
(In thousands, except per share data)

The Company defines adjusted EBITDA as income before interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense.

The following table reconciles the adjusted EBITDA financial measure to its most directly comparable GAAP measures.

	Three Months Ending		Twelve Months Ending
	September 30, 2018		June 30, 2019
	Range		Range
	Low	High	Low	High

GAAP expectation -- Net income	$4,900	$7,000	$36,100	$44,500

Adjust for:
Interest expense (income), net	2,100	2,100	9,500	9,500
Income taxes	1,800	2,600	13,300	16,400
Depreciation	4,700	4,800	20,000	20,000
Amortization of intangible assets	7,200	7,200	26,900	26,900
Restructuring and other charges	—	—	—	—
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	500	500	2,100	2,100
Fair value adjustments from purchase accounting	800	800	1,600	1,600
Litigation and settlement expense (income), net	—	—	—	—
Stock-based and other non-cash compensation expense	5,000	5,000	21,000	21,000
Adjusted EBITDA expectation	$27,000	$30,000	$130,500	$142,000

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2018 Results, Page 19

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending September 30, 2018
Year Ending June 30, 2019
(In thousands, except per share data)

The Company defines adjusted income as income before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision (1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ending September 30, 2018
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$4,900	$0.10	$7,000	$0.15
Amortization of intangible assets	7,200		7,200
Restructuring and other charges	—		—
Impairment of long-lived assets	—		—
Acquisition and financing costs	500		500
Fair value adjustments from purchase accounting	800		800
Litigation and settlement expense (income), net	—		—
Stock-based and other non-cash compensation expense	5,000		5,000
Impact to income taxes (1)	(3,200)		(3,200)
Adjusted income and adjusted earnings per share expectation	$15,200	$0.32	$17,300	$0.36

Diluted weighted-average shares outstanding expectation:		47,800		47,800

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2018 Results, Page 20

	Twelve Months Ending June 30, 2019
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$36,100	$0.75	$44,500	$0.93
Amortization of intangible assets	26,900		26,900
Restructuring and other charges	—		—
Impairment of long-lived assets	—		—
Acquisition and financing costs	2,100		2,100
Fair value adjustments from purchase accounting	1,600		1,600
Litigation and settlement expense (income), net	—		—
Stock-based and other non-cash compensation expense	21,000		21,000
Impact to income taxes (1)	(12,000)		(12,000)
Adjusted income and adjusted earnings per share expectation	$75,700	$1.58	$84,100	$1.76

Diluted weighted-average shares outstanding expectation:		47,900		47,900

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY